UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 29, 2010
(Date of earliest event reported)
EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
(312) 279-1400
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On June 29, 2010, Equity LifeStyle Properties, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement (Revolving Facility) and Guarantor Consent and Confirmation (the “Credit Agreement”) in order to exercise the one-year extension option on one of its unsecured Lines of Credit that was due to mature on June 29, 2010. Prior to the extension, the Company had two unsecured lines of credit with a maximum borrowing capacity of $350 million and $20 million, respectively, bearing interest at a per annum rate of LIBOR plus a maximum of 1.20% per annum and a 0.15% facility fee. The extension reduced the Company’s maximum borrowing capacity under the $350 million line of credit to $100 million and extended the expiration of the line of credit to June 29, 2011. The Company incurred commitment and arrangement fees of approximately $150,000 in connection with the extension of the line of credit.
     The Credit Agreement attached as an exhibit hereto and is incorporated herein by reference in its entirety.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet arrangement of a Registrant
     The information provided in Item 1.01 is hereby incorporated by reference into this Item 2.03.
Item 9.01 Financial Statements and Exhibits

Exhibit 10.45	Second Amendment to Credit Agreement (Revolving Facility) and Guarantor Consent and Confirmation, dated June 29, 2010, by and among the Company, MHC Operating Limited Partnership, MHC Trust, T1000 Trust, Wells Fargo Bank, N.A. and each of the Lenders set forth therein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.
By:	/s/ Thomas Heneghan
Thomas Heneghan
Chief Executive Officer

Date: July 2, 2010